UBRANDIT.COM AND SUBSIDIARY
                         SCHEDULE OF OWNERSHIP INTERESTS
                      AS OF MARCH 11, 1999 ACQUISITION DATE


                     Shareholder                               Number of Shares
--------------------------------------------------------------------------------
Various non-management/non-board member shareholders              6,930,000
JEFF PHILIPS                                                      1,606,880
MIKE FAGAN                                                           54,780
J. ERIC ARTERBURN                                                    54,780
MARK CULLIVAN                                                        54,780
WILL CHILDERS                                                        54,780
                                                                  ---------
                                                                  8,756,000
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